Exhibit 32.1
CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, Frank J. Williams, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the Annual Report on Form 10-K of The Advisory Board Company for the fiscal year ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of The Advisory Board Company.
Date: June 9, 2006

/s/ Frank J. Williams Frank J. Williams
Chairman of the Board of Directors
   and Chief Executive Officer
     I, Michael T. Kirshbaum, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the Annual Report on Form 10-K of The Advisory Board Company for the fiscal year ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of The Advisory Board Company.
Date: June 9, 2006

/s/ Michael T. Kirshbaum Michael T. Kirshbaum
Chief Financial Officer